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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: OCTOBER 1998
DISTRIBUTION DATE: 11/20/98

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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of  Original
                                                                                                                 Class A/Class B
                                                                                                                Certificate Amount
                                                                                                          --------------------------
   (i)  Principal Distribution
        ----------------------
                           Class A Amount                                             $ 19,440,644.82               $29.589149
                           Class B Amount                                             $    916,051.35               $29.589149
  (ii)  Interest Distribution
        ---------------------
                           Class A Amount                                             $  1,956,307.09               $ 2.977548
                           Class B Amount                                             $     92,182.01               $ 2.977548
 (iii)  Monthly Servicing Fee                                                         $    338,593.24               $ 0.492157
        ---------------------                                                     --------------------
                           Monthly Supplemental Servicing Fee                         $          0.00               $ 0.000000
                           Class A Percentage of the Servicing Fee                    $    323,356.54               $ 0.492157
                           Class A Percentage of the Supplemental Servicing Fee       $          0.00               $ 0.000000
                           Class B Percentage of the Servicing Fee                    $     15,236.70               $ 0.492157
                           Class B Percentage of the Supplemental Servicing Fee       $          0.00
  (iv)  Class A Principal Balance (end of Collection Period)                          $368,587,207.32
        Class A Pool Factor (end of Collection Period)                                      56.099897%
        Class B Principal Balance (end of Collection Period)                          $ 17,367,984.14
        Class B Pool Factor (end of Collection Period)                                      56.099897%
   (v)  Pool Balance (end of Collection Period)                                       $385,955,191.46
  (vi)  Class A Interest Carryover Shortfall                                          $          0.00
        Class A Principal Carryover Shortfall                                         $          0.00
        Class B Interest Carryover Shortfall                                          $          0.00
        Class B Principal Carryover Shortfall                                         $          0.00
 (vii)  Amount Otherwise Distributable to the Seller that is Distributed              $          0.00               $ 0.000000
        to Either the  Class A or Class B Certificateholders
(viii)  Balance of the Reserve Fund Property (end of Collection Period)
                                                    Class A Amount                    $  6,879,784.34
                                                    Class B Amount                    $          0.00
                  (ix)  Aggregate Purchase Amount of Receivables repurchased by       $          0.00
                        the Seller or the Servicer
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